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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              CAPITOL BANCORP LTD.
                                 CAPITOL TRUST I
             (Exact Name of Registrant as Specified in Its Charter)

                MICHIGAN                                 38-2761672
                DELAWARE                                 38-3381371
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                             CAPITOL BANCORP CENTER
                           200 WASHINGTON SQUARE NORTH
                             LANSING, MICHIGAN 48933
                    (Address of Principal Executive Offices)

If this form relates to the If this form relates to the registration of a class of securities registration of a class of securities pursuant to Section 12(b) of the pursuant to Section 12(g) of the Exchange Act and is effective pursuant Exchange Act and is effective pursuant to General Instruction A.(c), please to General Instruction A.(d), please
check the following box. [X]              check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                Name of Each Exchange on Which
        to be so Registered                Each Class is to be Registered
        -------------------                ------------------------------

           COMMON SHARES                                NYSE
    TRUST PREFERRED SECURITIES                          NYSE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     TRUST PREFERRED SECURITIES. This registration statement relates to the 8 1/2% Cumulative Trust Preferred Securities (the "Preferred Securities") issued by Capitol Trust I, a Delaware statutory business trust (the "Trust") to be registered on The New York Stock Exchange, Inc. (the "Exchange"). For a full description of the Preferred Securities issued by the Trust, and the guarantee with respect to the Preferred Securities issued by Capitol Bancorp Ltd., a Michigan corporation (the "Company"), reference is made to the information contained in Registration Statement on Form S-3, File No: 333-41215 and File No:
333-41215-01, filed by the Company and the Trust with the Securities and Exchange Commission on November 26, 1997, (the "Registration Statement") in the Prospectus which forms part of the Registration Statement under the captions "DESCRIPTION OF THE PREFERRED SECURITIES", "DESCRIPTION OF THE SUBORDINATED DEBENTURES" and "DESCRIPTION OF THE GUARANTEE". The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities was filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement and shall be deemed incorporated by reference into this Registration Statement on Form 8-A.

     COMMON STOCK. This registration statement also relates to the registration of shares of Common Stock, no par value (the "Common Stock") of the Company on the Exchange. The description of the Common Stock set forth under "Item 1. Description of Registrant's Securities to be Registered" in the Company's registration statement on Form S-18, Reg. No. 33-24728C, filed with the Securities and Exchange Commission on September 15, 1988, and Post Effective Amendment No. 1 to Form S-3, Reg. No. 333-41215 and 333-41215-01, filed with the Securities and Exchange Commission on February 9, 1998, shall be deemed incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2. EXHIBITS.

     All exhibits required by the instructions to Item 2 will be supplied to the Exchange.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      CAPITOL BANCORP LTD., a Michigan
                                      corporation

Dated: June 9, 2003                   By:  /s/ Joseph D. Reid
                                           -------------------------------------
                                           Joseph D. Reid
                                      Its: Chairman and Chief Executive Officer

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      CAPITOL TRUST I, a Delaware Statutory
                                      Business Trust

Dated: June 9, 2003                   By:  /s/ Joseph D. Reid
                                           -------------------------------------
                                           Joseph D. Reid
                                      Its: Administrative Trustee

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